SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2008

OCEAN SHORE HOLDING CO.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51000	22-3584037
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 20, 2008, the Boards of Directors of Ocean Shore Holding Co., OC Financial MHC and Ocean City Home Bank adopted a Plan of Conversion and Reorganization pursuant to which Ocean City Home Bank will reorganize from the two-tier mutual holding company structure to the stock holding company structure. Pursuant to the terms of the Plan, OC Financial MHC will convert to a federal interim stock savings association and simultaneously merge with and into Ocean City Home Bank, with Ocean City Home Bank as survivor. Additionally, Ocean Shore Holding will convert to a federal interim stock savings association and simultaneously merge with and into Ocean City Home Bank, with Ocean City Home Bank as survivor. Ocean City Home Bank will form a new New Jersey corporation that will serve as the holding company for Ocean City Home Bank. Shares of Ocean Shore Holding’s common stock, other than those held by OC Financial MHC, will be converted into shares of the new New Jersey corporation pursuant to an exchange ratio designed to preserve their aggregate percentage ownership interest.

The new New Jersey holding company will offer shares of its common stock for sale to Ocean City Home Bank’s eligible account holders, to Ocean City Home Bank’s tax-qualified employee benefit plans and to members of the general public in a subscription and community offering in the manner, and subject to the priorities, set forth in the Plan. The highest priority will be depositors with qualifying deposits as of June 30, 2007.

The conversion and reorganization will be subject to approval of OC Financial MHC’s members, Ocean Shore Holding’s shareholders (including the approval of a majority of the shares held by persons other than OC Financial MHC) and regulatory agencies.

The foregoing summary of the Plan of Conversion and Reorganization is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

A copy of the press release announcing the adoption of the Plan of Conversion and Reorganization is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1	Plan of Conversion and Reorganization

99.1	Press release issued August 20, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN SHORE HOLDING CO.

Date: August 20, 2008	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer